RIVERSOURCE SERIES TRUST
AMENDMENT NO. 3 TO THE
AGREEMENT AND DECLARATION OF TRUST
     WHEREAS, Section 5 of Article III of the Agreement and Declaration of Trust (the “Declaration of Trust”) of RiverSource Series Trust (the “Trust”), dated January 20, 2006, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to create one or more Series or classes of Shares without authorization by vote of the Shareholders of the Trust.
     WHEREAS, Section 6 of Article III of the Declaration of Trust authorizes the Trustees of the Trust to abolish and rescind the establishment and designation of Series or Class, either by amending the Declaration of Trust or by vote or written consent of a majority of the then Trustees.
     NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of RiverSource Series Trust, do hereby certify that we have authorized the creation of an additional Series of the Trust, Columbia Marsico Flexible Capital Fund and the renaming of RiverSource 120/20 Contrarian Equity Fund to Columbia 120/20 Contrarian Equity Fund, RiverSource Recovery and Infrastructure Fund to Columbia Recovery and Infrastructure Fund, RiverSource Retirement Plus Fund — 2010 to Columbia Retirement Plus 2010 Fund, RiverSource Retirement Plus Fund — 2015 to Columbia Retirement Plus 2015 Fund, RiverSource Retirement Plus Fund — 2020 to Columbia Retirement Plus 2020 Fund, RiverSource Retirement Plus Fund — 2025 to Columbia Retirement Plus 2025 Fund, RiverSource Retirement Plus Fund — 2030 to Columbia Retirement Plus 2030 Fund, RiverSource Retirement Plus Fund — 2035 to Columbia Retirement Plus 2035 Fund, RiverSource Retirement Plus Fund — 2040 to Columbia Retirement Plus 2040 Fund and RiverSource Retirement Plus Fund — 2045 to Columbia Retirement Plus 2045 Fund; and have authorized the following amendment to said Declaration of Trust:
     Section 6 of Article III is hereby amended to read as follows:
          Section 6. Establishment and Designation of Series and Classes. Without limiting the authority of the Trustees as set forth in Section 5 and Section 6, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated;
Columbia 120/20 Contrarian Equity Fund
Columbia Marsico Flexible Capital Fund
Columbia Recovery and Infrastructure Fund
Columbia Retirement Plus 2010 Fund
Columbia Retirement Plus 2015 Fund
Columbia Retirement Plus 2020 Fund
Columbia Retirement Plus 2025 Fund
Columbia Retirement Plus 2030 Fund
Columbia Retirement Plus 2035 Fund
Columbia Retirement Plus 2040 Fund
Columbia Retirement Plus 2045 Fund
          Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth in the Declaration of Trust, together with such other rights and preferences relative to such other classes as are set forth in the Trust’s Rule 18f-3 Plan, registration statement as from time to time amended, and any applicable resolutions of the Trustees establishing and designating such class of Shares.
          The rest of this Section 6 remains unchanged.

          The foregoing amendment is effective as of August 9, 2010.
     IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 3 to the Agreement and Declaration of Trust on August 9, 2010.

/s/ Kathleen A. Blatz Kathleen A. Blatz	/s/ Stephen R. Lewis, Jr. Stephen R. Lewis, Jr.

/s/ Arne H. Carlson	/s/ John F. Maher

Arne H. Carlson	John F. Maher

/s/ Pamela G. Carlton	/s/ Catherine James Paglia

Pamela G. Carlton	Catherine James Paglia

/s/ Patricia M. Flynn	/s/ Leroy C. Richie

Patricia M. Flynn	Leroy C. Richie

/s/ Anne P. Jones	/s/ Alison Taunton-Rigby

Anne P. Jones	Alison Taunton-Rigby

/s/ Jeffrey Laikind	/s/ William F. Truscott

Jeffrey Laikind	William F. Truscott

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